Exhibit 10.8.19
JACK IN THE BOX INC.
TIME-VESTING RESTRICTED STOCK UNIT AWARD AGREEMENT
UNDER THE 2004 STOCK INCENTIVE PLAN

    The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Jack in the Box Inc., a Delaware corporation (the “Company”), which administers the Company’s 2004 Stock Incentive Plan, as amended from time to time (the “Plan”), has granted you as of the Grant Date an award of Time-Vesting Restricted Stock Units (the “Award”), on the terms and conditions set forth in this Time-Vesting Restricted Stock Unit Award Agreement (the “Agreement”) entered into effective as of the Grant Date. Capitalized terms that are not defined herein shall have the definition given to them in the Plan.

The “Grant Date”:                         [Month Day, Year]

The “Awardee” (also referred to as “you” and “yours”):     [First Name Last Name]

AGREEMENT – TERMS AND CONDITIONS
1.CONSIDERATION. This Award has been granted in consideration of your continued employment with the Company or a Subsidiary Corporation and your acceptance of the terms and conditions set forth in this Agreement and in the Plan.
2.TIME-VESTING RESTRICTED STOCK UNIT AWARD. Your Award of [# RSUs Granted] Restricted Stock Units (“RSUs”) represents the right to receive an equal number of shares of the Company’s Common Stock (“Stock”). All of the RSUs are nonvested and forfeitable as of the Grant Date. Except as described in Section 3(b), this Award is contingent on your continued Service with the Company or a Subsidiary Corporation from the Grant Date through each applicable date set forth below (each, a “Vesting Date”), at which time you will receive one share of Stock for each vested RSU, subject to tax withholding as described in Section 5:

Vesting Date (DD-MM-YY)        Shares Vesting
[VEST_DATE_PERIOD1]        [# RSUs_PERIOD1]
[VEST_DATE_PERIOD2]        [# RSUs_PERIOD2]
[VEST_DATE_PERIOD3]        [# RSUs_PERIOD3]
[VEST_DATE_PERIOD4]        [#RSUs_PERIOD4]
3.TERMINATION OF SERVICE.
(a)General. Except as set forth in paragraph (b) below, if your Service terminates for any reason prior to the date that the RSUs vest in full, then all unvested RSUs as of the date of your termination of Service will be forfeited to the Company immediately and automatically upon your termination of Service without payment of any consideration for the RSUs, and you will have no further right, title or interest in or to such RSUs or the underlying shares of Stock.
(b)Termination due to Death, Disability, or Retirement. If you cease to provide Service to the Company or a Subsidiary Corporation prior to the date that the RSUs vest in full due to your death, Disability, or Retirement, then all unvested RSUs shall become 100% vested on the date of your termination of Service. For purposes of this Agreement: (i) “Disability” means a physical or mental condition that results in a total and permanent disability to such extent that you are eligible for disability benefits under the federal Social Security Act, and (ii) “Retirement” means your termination of employment for any reason, other than “for cause” (as determined by the Board in its sole discretion), on or after age 55 with 10 or more full years of continuous Service with the Company or a Subsidiary Corporation. Accelerated vesting in accordance
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with the foregoing will only occur if your termination of Service is also a “separation from service” as defined in Section 409A of the Code.
4.SETTLEMENT OF RSUs.
(a)Subject to the provisions of this Agreement, including Sections 11 and 19(f), and the six-month delay of payment described in paragraph (b) below, the Company shall deliver to you through a Company-designated brokerage firm, within 30 days following the applicable RSU Vesting Date, a number of shares of Stock equal to the number of RSUs that became vested on such Vesting Date (the “Award Shares”), net of any tax withholding.
(b)If, on the date that your Service with the Company terminates, you are a “specified employee,” as described in Section 409A of the Code and determined by the Company, payment of the RSUs that become vested in accordance with Section 3(b) will be made within 30 days after the six-month anniversary of your termination of Service.
5.TAXES AND WITHHOLDING.
(a)You will generally recognize taxable income equal to the Fair Market Value of the Award Shares on the date the shares of Stock are issued. This amount is subject to all applicable income taxes, FICA, state disability insurance, and any other similar payroll taxes (“Withholding Obligation”). The Company will withhold any Withholding Obligation from the shares of Stock delivered, and the net balance will be settled in whole shares of Stock. The Withholding Obligation generated by issuing the shares to you will be reported on your W-2.
(b)By accepting this Award, you hereby elect, effective on the date you accept this Award, to sell shares of Stock issued in respect of the Award in an amount determined in accordance with this Section, and to allow the Agent, as defined below, to remit the cash proceeds of such sales to the Company as set forth below (a “Sell to Cover”) to permit you to satisfy the Withholding Obligation to the extent the Withholding Obligation is not otherwise satisfied pursuant to the provisions of Section 5(c) below and further acknowledge and agree to the following provisions:
(i)You hereby irrevocably appoint the Company’s designated broker E*Trade, or such other registered broker-dealer that is a member of the Financial Industry Regulatory Authority as the Company may select, as your agent (the “Agent”), and authorize and direct the Agent to:
(1)Sell on the open market at the then prevailing market price(s), on your behalf, as soon as practicable on or after the date on which the shares of Stock are delivered to you pursuant to Section 4 hereof in connection with the vesting of the RSUs, the number (rounded up to the next whole number) of shares of Stock sufficient to generate proceeds to cover (A) your Withholding Obligation arising from the vesting of the RSUs and the related issuance of shares of Stock that is not otherwise satisfied pursuant to Section 5(c) hereof and (B) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto;
(2)Remit directly to the Company and/or any Affiliate the proceeds necessary to satisfy your Withholding Obligation;
(3)Retain the amount required to cover all applicable fees and commissions due to, or required to be collected by, the Agent, relating directly to the sale; and
(4)Deposit any remaining funds in your E*Trade account.
(ii)You acknowledge that your election to Sell to Cover and the corresponding authorization and instruction to the Agent set forth in this Section is intended to comply with the requirements of Rule 10b5-1(c)(1) under the Exchange Act and to be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act (your election to Sell to Cover and the provisions of this Section, collectively, the “10b5-1 Plan”). You acknowledge that by accepting this Award, you are adopting the 10b5-1 Plan to permit your satisfaction of your Withholding Obligation. You hereby authorize

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the Company and the Agent to cooperate and communicate with one another to determine the number of shares of Stock that must be sold pursuant to this Section to satisfy your obligations hereunder.
(iii)You acknowledge that the Agent is under no obligation to arrange for the sale of Stock at any particular price under this 10b5-1 Plan and that the Agent may effect sales as provided in this 10b5-1 Plan in one or more sales and that the average price for executions resulting from bunched orders may be assigned to your account. In addition, you acknowledge that it may not be possible to sell shares of Stock as provided for in this 10b5-1 Plan and in the event of the Agent’s inability to sell shares of Stock, you will continue to be responsible for the timely payment to the Company of all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld.
(iv)You hereby agree to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this 10b5-1 Plan. The Agent is a third-party beneficiary of this Section and the terms of this 10b5-1 Plan.
(v)Your election to Sell to Cover and to enter into this 10b5-1 Plan is irrevocable. This 10b5-1 Plan shall terminate not later than the date on which the Withholding Obligation arising from the vesting of the RSUs and the related issuance of shares of Stock has been satisfied.
(c)Alternatively, or in addition to or in combination with the Sell to Cover provided for under Section 5(b), you authorize the Company, at its discretion, to satisfy the Withholding Obligation by the following means (or by a combination of the following means):
(i)Requiring you to pay to the Company any portion of the Withholding Obligation in cash;
(ii)Withholding from any compensation otherwise payable to you by the Company; and/or
(iii)Withholding shares of Stock from the shares of Stock issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date shares of Stock are issued pursuant to Section 4) equal to the amount of the Withholding Obligation; provided, however, that the number of such shares of Stock so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.
(d)Unless the Withholding Obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to you any Stock.
6.STOCK HOLDING REQUIREMENT. As a condition to receipt of this Award, you hereby acknowledge and agree to be bound by applicable stock holding requirements that require you to hold and not transfer under any circumstance until your stock ownership requirement is met (“hold until met”): 50% (rounded to the nearest whole share) of the total shares of Stock issued to you pursuant to vesting of this Award (such percentage applying to Award Shares, net of any portion withheld to satisfy your Withholding Obligation).
7.AWARD AS COMPENSATION. No amount attributable to this Award shall be considered as compensation for the purposes of any other Company sponsored plan.
8.LEGALITY. The Company is not required to issue any shares of Stock subject to this Award unless and until all applicable requirements of the Securities and Exchange Commission (the “SEC”), the California Department of Corporations or other regulatory agencies having jurisdiction with respect to such issuance, and any exchanges upon which the Stock may be listed, shall have been fully complied with. If shares of Stock subject to this Award are being distributed subject to restrictions or if the rules and interpretations of the SEC so require, such shares may be issued only if you represent and warrant in writing to the Company that the shares are being acquired for investment and not with a view to the distribution thereof, and any certificates issued upon distribution of the shares shall bear appropriate legends setting forth the restrictions on transfer of such shares. Such legends may not be removed until the Company so requests, based on the opinion of the Company’s Counsel that the restrictions are no longer applicable.

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9.ADJUSTMENTS IN STOCK; DISSOLUTION OR LIQUIDATION. Subject to the provisions of the Plan, if the outstanding shares of Stock of the class subject to this Award are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities as a result of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends and the like, appropriate adjustments, to be conclusively determined by the Committee, shall be made in the number and/or type of shares or securities subject to this Award and any fractional shares resulting from adjustments will be rounded down to the nearest whole number. Upon the dissolution or liquidation of the Company, the Award will terminate in full for no consideration.
10.NONTRANSFERABILITY. The Award may not be transferred, assigned, pledged or otherwise encumbered until the underlying shares of Stock have been issued, other than by will or the laws of descent and distribution.
11.EFFECT OF CHANGE IN CONTROL.
(a)Treatment of Award. Notwithstanding the terms set forth in the Plan, in the event of a Change in Control, the Acquiring Corporation may assume the Company’s rights and obligation under the Award, or substitute for the outstanding Award, substantially equivalent restricted stock units for the Acquiring Corporation’s stock. In the event the Acquiring Corporation elects not to assume or substitute your outstanding Award in connection with a Change in Control, and your Service has not terminated prior to such date, your Award shall become 100% vested and payable effective as of the date of the Change in Control (except as otherwise provided in this Agreement). For this purpose, the final value of the Award shall be based on the Fair Market Value of the Stock on the effective date of the Change in Control. Any acceleration with the foregoing shall be conditioned upon the consummation of the Change in Control. If the Acquiring Corporation assumes or substitutes for your outstanding Award, the Award, to the extent not vested, shall become 100% vested and payable effective upon your Qualifying Termination (as defined below).
(i)“Qualifying Termination” means your “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h) and without regard to any alternate definition thereunder) as a result of the occurrence of any of the following events during the twenty-four (24)-month period following a Change in Control of the Company: (1) the Company’s involuntary termination of your employment without Cause; or (2) your voluntary termination of employment for Good Reason. A Qualifying Termination shall not include a termination of your employment by reason of your death or Disability.
(ii)“Cause” shall be determined by a committee designated by the Board, in the exercise of good faith and reasonable judgment, and shall have the meaning ascribed to such term in any written agreement between you and the Company defining such term and, in the absence of such agreement, such term means the occurrence of any of the following: (1) a demonstrably willful and deliberate act or failure by you to act (other than as a result of incapacity due to physical or mental illness) which is committed in bad faith, without reasonable belief that such action or inaction is in the best interests of the Company, which causes actual material financial injury to the Company and which act or inaction, if remediable, is not remedied within fifteen (15) business days of written notice from the Company; or (2) your conviction by a court of competent jurisdiction for committing an act of fraud, embezzlement, theft, or any other act constituting a felony involving moral turpitude or causing material harm, financial or otherwise, to the Company.
(iii)“Good Reason” shall have the meaning ascribed to such term in any written agreement between you and the Company defining such term and, in the absence of such agreement, such term means, without your express written consent, your resignation of employment upon the occurrence of any one or more of the following conditions, provided that you first provide the Company with written notice of the existence of the applicable condition described in clauses (1) through (5) below no later than ninety (90) days after the initial existence of such condition is known by you and the Company fails to remedy such condition within 30 days of the date of such written notice:
(1)a material diminution in your authorities, duties or responsibilities, which shall include a material reduction or alteration in the nature or status of your authorities, duties or responsibilities from those in effect as of ninety (90) calendar days prior to the Change in Control, other than

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an insubstantial and inadvertent act that is remedied by the Company promptly after receipt of your notice given thereof;
(2)a requirement by the Company that you be based at a location in excess of fifty (50) miles from the location of your principal job location or office immediately prior to the Change in Control; except for required travel on the Company’s business to an extent consistent with your then present business travel obligations;
(3)a material reduction by the Company to your base salary, excluding amounts (i) designated by the Company as payment toward reimbursement of expenses; or (ii) received under incentive or other bonus plans, regardless of whether or not the amounts are deferred;
(4)a material reduction in the Company’s compensation, health and welfare benefits, retirement benefits, or perquisite programs under which you receive value, as such programs exist immediately prior to the Change in Control (however, the replacement of an existing program with a new program will be permissible (and not grounds for a Good Reason termination) if there is not a material reduction in the value to you under the new program); or
(5)any material breach by the Company of its obligations under this Agreement or under any other written agreement under which you provide services to the Company or the Acquiring Corporation.
12.PLAN CONTROLS. The Award and all terms and conditions set forth in this Agreement are subject in all respects to the terms and conditions of the Plan, which is incorporated herein by reference, as may be amended from time to time, (but no amendment to the Plan shall adversely affect your rights under this Award). In the event of any conflict between the Plan and this Agreement, the Plan will control. The Plan is administered by the Committee and its decisions and interpretations with regard to the Award and this Agreement shall be final, binding and conclusive on all interested parties.
13.EMPLOYMENT. Nothing in the Plan or in this Agreement shall confer any right of your continued employment or Service with the Company or any of its subsidiaries or interfere in any way with any right of the Company to terminate your employment or Service at any time.
14.RIGHTS AS A STOCKHOLDER. You will not have any rights of a stockholder with respect to this Award until the underlying shares have been issued. You will not have the right to vote the shares or receive any dividends that may be paid on the underlying shares prior to issuance.
15.LAWS GOVERNING. The Award, this Agreement and the Plan shall be construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law.
16.RECEIPT OF PROSPECTUS. You hereby acknowledge that you have received a copy of the prospectus relating to the Award and the shares covered thereby and the Plan.
17.ELECTRONIC DELIVERY OF DOCUMENTS. By signing this Agreement, you (i) hereby agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company; (ii) consent to the electronic delivery of this Agreement, all information with respect to the Plan and the Award, and any reports of the Company provided generally to the Company’s stockholders; and (iii) acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost to you by contacting the Company.
18.DATA PRIVACY. You acknowledge and agree that the Company may collect and use your personal information to implement and administer the Award. This personal information may include, without limitation, your employee identification number; first and last names; home and other physical address; email addresses; telephone and fax numbers; organization name, job title, and department name; reporting hierarchy; work history; performance ratings; and payroll information. You further acknowledge and agree that the Company may disclose such information to non-agent third parties assisting the Company in administering the Award.

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19.MISCELLANEOUS.
(a)This writing constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except by a written agreement signed by you and the Company, other than as provided in paragraph (f) below.
(b)No waiver of any breach or default hereunder shall be considered valid unless in writing and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.
(c)Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and you and your heirs, personal representatives, successors and assigns. If the Award is settled after your death, the Award shall be considered transferred to the person or persons (the “Heir”) to whom your rights under the Award passed by will or by the applicable laws of descent and distribution, as to all shares of Stock granted under this Award. It shall be the responsibility of the Heir to notify the Company of any changes in address.
(d)If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.
(e)The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.
(f)This Agreement is intended to be exempt from Section 409A of the Code. Should any provision of this Agreement be found to be contrary to this intent, it shall be modified and given effect, in the sole discretion of the Committee and without requiring your consent (notwithstanding anything herein to the contrary), in such manner as the Committee determines to be necessary or appropriate to effectuate an exemption from Section 409A of the Code or comply therewith. The Company has no duty or obligation to minimize the tax consequences to you of this Award and shall not be liable for any adverse tax consequences to you arising in connection with this Award.
(g)This Agreement may be executed in counterparts, all of which taken together shall be deemed one original.
IN WITNESS WHEREOF, the Company has granted this Award and the Awardee has executed this Agreement, effective on the Grant Date. You are not required to accept the Award; provided, that if you do not accept the Award prior to the first Vesting Date, this Award and the RSUs granted hereunder will be null and void and you will have no rights thereto. By signing below, you confirm that you understand and agree that this Award is granted in exchange for you agreeing to be bound by this Agreement and the Plan.

Jack in the Box Inc.            Awardee

                ___________________________________________
By:     Jack in the Box Inc.
Board of Directors        [FIRST_NAME_LAST_NAME]

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